UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

___________________________

DIXIE FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	80-0608195
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

115 N.E. 6TH BLVD WILLISTON, FL
32696
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-170662

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of Class)

Item 1.         Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Dixie Foods International, Inc. (the “Company”) set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-170662), initially filed with the Securities and Exchange Commission on November 17, 2010, as amended, including the prospectus contained filed pursuant to Rule 424(b) pursuant to the Securities Act of 1933, as amended, as well as any amendments to such Registration Statement filed subsequent thereto, and any and all amendments and reports filed for the purpose of updating such description, are incorporated herein by reference.

Item 2.         Exhibits.

The following exhibits are filed as a part of this Registration Statement.

Exhibit	Description

3.1*	Articles of Incorporation of Incorporation of the Company

3.2*	By-laws of Registrant

4.1	Specimen Common Stock Certificate

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*         Filed as equivalent exhibit number to Registrant’s Registration Statement on Form S-1 (File no. 333-170662) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dixie Foods International, Inc.

Date: October 24, 2011
	By:	/s/ Robert E. Jordan
Robert E. Jordan
President